UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

AMERICAN PHYSICIANS CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-32057

Michigan (State of Incorporation)	38-3543910 (IRS Employer Identification No.)

1301 North Hagadorn Road, East Lansing, Michigan 48823
(Address of principal executive offices) (zip code)
(Registrant’s telephone number, including area code): (517) 351-1150

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)(1) Dismissal of Independent Registered Public Accounting Firm.

      On April 14, 2005, American Physicians Capital, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the American Physicians Assurance Corporation 401(k) Plan (the “Plan”). The Company’s Audit Committee approved the dismissal of PwC.

      PwC’s reports on the financial statements of the Plan for the years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2003 and 2002 and through April 14, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in PwC’s reports on the Plan’s financial statements for such years.

      During the years ended December 31, 2003 and 2002 and through April 14, 2005, there have been no reportable events, as defined in Item 304 (a)(1)(v) of Regulation S-K, in connection with the plan.

      The Company has requested a letter from PwC stating whether or not PwC agrees with the above disclosure. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(a)(2) Engagement of New Independent Registered Public Accounting Firm.

      Effective April 14, 2005, the Company’s Audit Committee appointed BDO Seidman, LLP (“BDO”) as the Plan’s independent registered public accounting firm to audit the statements of net assets available for benefits and the related statements of changes in net assets available for benefits of the Plan as of and for the year ended December 31, 2004. BDO was not consulted on any matter described in Item 304(a)(2) of Regulation S-K during the years ended December 31 2003 and 2002, or through April 14, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

      16.1 Letter from PricewaterhouseCoopers LLP dated April 20, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 20, 2005

AMERICAN PHYSICIANS ASSURANCE
CORPORATION

By:	AMERICAN PHYSICIANS CAPITAL, INC.

By:	/s/ R. Kevin Clinton

R. Kevin Clinton
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP dated April 20, 2005